Exhibit 32.1

SECTION 1350 CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q (the “Report”) of Logitech International S.A. (“the Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Gerald P. Quindlen, the Chief Executive Officer of the Company, and Erik K. Bardman, the Chief Financial Officer of the Company, each certify that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 7, 2011

/s/ Gerald P. Quindlen
Gerald P. Quindlen
President and Chief Executive Officer

/s/ Erik K. Bardman
Erik K. Bardman
Senior Vice President, Finance and Chief Financial Officer